                               ICHOR CORPORATION
                          CONSOLIDATED BALANCE SHEET

                                February 28, 1998
                            (In thousands of dollars)
                                  (Unaudited)

                                    ASSETS
Current Assets
  Cash                                                        $      1,227
  Cash held in escrow                                                  617
  Accounts and notes receivable                                      1,914
  Receivable from Gruppo San Rocco SpA                                 778
                                                              ------------
                                                                     4,536
Other Assets                                                             2
                                                              ------------
                                                              $      4,538
                                                              ============

                                  LIABILITIES
Current Liabilities
  Accounts payable and accrued liabilities                    $        731
  Advances from affiliate                                              780
  Debt                                                                 757
                                                              ------------
                                                                     2,268

                             SHAREHOLDERS' EQUITY
Preferred stock                                                        252
Additional paid-in capital on preferred stock                        4,153
                                                              ------------
                                                                     4,405

Common stock                                                            50
Additional paid-in capital on common stock                           5,743
                                                              ------------
                                                                     5,793
Retained deficit                                                    (7,857)
                                                              ------------
                                                                     2,341
Less: cost of treasury stock                                           (71)
                                                              ------------
                                                                     2,270
                                                              ------------
                                                              $      4,538
                                                              ============






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                              ICHOR CORPORATION
                    CONSOLIDATED STATEMENT OF OPERATIONS

                     Two Months Ended February 28, 1998
                          (In thousands of dollars)
                                 (Unaudited)



General and administrative expenses                           $         49
                                                              ------------
Net loss                                                      $        (49)
                                                              ============

Basic loss per common share                                   $      (0.01)
                                                              ============